QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.3

BY-LAWS
OF
ELECTRIC CITY CORP.

ARTICLE I
OFFICES

        Section 1.    Registered Office and Agent.    The registered office of Electric City Corp. (the "Corporation") in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of Newcastle. The name of the Corporation's registered agent at such address shall be Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

        Section 2.    Principal Office.    The address of the principal office of the Corporation is as follows:

1280 Landmeier Road
Elk Grove Village, Illinois 60007

        Section 3.    Other Offices.    The Corporation may have an office or offices at such other place or places, within or without the State of Delaware, as the board of directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

        Section 1.    Annual Meetings.    The annual meeting of the stockholders shall be held at such time and place and on such date in each year, within or without the State of Delaware, as may be determined by the board of directors and as shall be designated in the notice of the meeting.

        Section 2.    Purposes of Annual Meeting.    The annual meeting of the stockholders shall be held for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting, notice of which shall be given in the notice of the meeting.

        Section 3.    Failure to Elect Directors at Annual Meeting.    If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. At such meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting.

        Section 4.    Special Meetings.    Special meetings of the stockholders shall be held at such time and place and on such date in each year, within or without the State of Delaware, as may be determined by the person or persons calling the meeting and as shall be designated in the notice of the meeting. Special meeting of the stockholders may be called by the board of directors, the Chairman of the Board of Directors (sometimes hereafter in these by-laws, the "Chairman") or the President and shall be called by the Chairman, the President or the Secretary at the request in writing of stockholders owning at least one-fifth of the issued and outstanding shares of capital stock of the Corporation entitled to vote. Calls for such meetings shall specify the purposes thereof and no business other than that specified in the call shall be considered at any special meeting.

        Section 5.    Notice of Meetings and Adjourned Meetings.    Unless waived as provided below, and except as provided in Section 230 of the General Corporation Law of the State of Delaware, not less than ten nor more than sixty days before any stockholders' meeting, the Chairman, the Chief Executive

Officer or the Secretary shall give each stockholder entitled to vote at the meeting written notice of the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be mailed to each stockholder at his address as it appears on the Corporation's records. When a meeting is adjourned to another time or place, notice need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for a period of more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. Except as otherwise expressly provided by statute, no publication of any notice of a stockholders' meeting shall be required. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or pursuant to these by-laws.

        Section 6.    Quorum.    Except as otherwise provided by law or the Certificate of Incorporation the presence, in person or by proxy, of the holders of record of a majority of the shares of the capital stock of the Corporation then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these by-laws to be authorized as taken by the holders of a designated proportion of a particular class or series of shares may be authorized or taken by a lesser proportion and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and, except as otherwise provided by law or the Certificate of Incorporation the affirmative vote of a majority of shares of such class, so present shall be the act of such class. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present, in person or by proxy and entitled to vote, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting as originally called, may be transacted.

        Section 7.    Organization.    Meetings of the stockholders shall be presided over by the Chairman or if he is not present, by the Chief Executive Officer or, if neither the Chairman nor the Chief Executive Officer is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting of the stockholders but, if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present thereat to act as secretary of the meeting.

        Section 8.    Voting.    Except as otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Sections 4 and 5 of Article VI of these by-laws, at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at the meeting shall have one vote, in person or by proxy, for each share of stock having voting rights held by the stockholder. Any stockholder entitled to vote may do so either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by the stockholder's attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. Except as otherwise required by law, the Certificate of Incorporation or these by-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders present, in person or by proxy, at the meeting and entitled to vote, a quorum being present. Unless otherwise provided in the Certificate of Incorporation, voting at all elections for directors need not be by ballot and shall not be cumulative.

        Section 9.    Voting of Shares by Certain Holders.

        (a)  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of the other corporation may prescribe, or, in the absence of an appropriate provision, a the board of directors of the other corporation may determine.

        (b)  Shares standing in the name of a deceased person may be voted by the decedent's administrator or executor. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by such fiduciary without a transfer of such shares into the fiduciary's name.

        (c)  Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without transfer thereof into the receiver's name if the authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

        (d)  A stockholder whose shares are pledged shall be entitled to vote the pledged shares unless, in the transfer by the pledgor on the Corporation's books, the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee may vote thereon.

        (e)  Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that nothing herein shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.

        (f)    If shares are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing such persons or creating the relationship so providing, their acts with respect to voting shall have the following effect:

          (1)  if only one votes, the voter's act binds all;

          (2)  if more than one vote, the act of the majority so voting binds all;

          (3)  if the vote is evenly split, each faction may vote on the stock proportionately unless otherwise ordered by a court pursuant to the laws of the State of Delaware.

        If an instrument showing that tenancy is held in unequal shares is filed with the Secretary, a majority or even-split shall be determined by interest.

        Section 10.    List of Stockholders.    A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger, at least ten days before the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village, where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting s to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof for inspection by any stockholder who may be present.

        Section 11.    Inspectors.    At any meeting of the stockholders the chairman of the meeting may, or upon the request of any one or more stockholders or proxies holding or representing not less than ten percent of the outstanding shares shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do all such other acts as are proper to conduct the election and voting with impartiality and fairness. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        Section 12.    Informal Action by Stockholders.    Except as otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

        Section 1.    Power, Number and Term of Directors.    Except as otherwise provided by law or the Certificate of Incorporation, the property, affairs and business of the Corporation shall be managed by its board of directors, which shall be comprised of up to seventeen (17) persons, of which twelve (12) persons shall be authorized to serve. Subject to Section 3 of Article II above, directors, except those directors appointed and elected by certain holders of the Corporation's Series A Convertible Preferred Stock, shall be elected at the annual meeting of the stockholders and each such director shall be elected to serve for one year and until the director's successor is elected and qualified or until the director's earlier resignation or removal. The directors shall have power, from time to time and at any time when the stockholders as such are not assembled in a meeting, to increase or decrease their own number by a resolution to these by-laws, subject to the rights of certain holders of the Corporation's Series A Convertible Preferred Stock. Subject to the aforementioned rights, as well as any other rights with respect to directors, of the holders of the Corporation's Series A Convertible Preferred Stock, if the number of directors is increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next meeting of the stockholders, the additional directors shall be elected by the stockholders. Directors need not be stockholders of the corporation.

        The directors shall have power to elect a Chairman of the Board of Directors, which Chairman shall preside at all meetings of the Board of Directors and all stockholder meetings. The Chairman shall assist the Chief Executive Officer with the coordination and establishment of the schedule and agenda for each board meeting and annual stockholders meeting; and, the schedule and agenda for each committee meeting. The Chairman shall not be deemed to be an employee nor an executive officer of the Corporation and shall not be responsible for the day-to-day business and affairs of the Corporation. The Board of Directors may combine the office of Chairman with the Chief Executive Officer from time to time at the discretion of the Board and via formal resolution.

        Section 2.    Quorum.    A majority of the members of the board of directors in office shall constitute a quorum for the transaction of business; provided however, a majority of directors then in office shall constitute a quorum for filing a vacancy on the board. If at any meeting of the board of directors a quorum shall not be present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum have been obtained.

        Section 3.    Vacancies.    In case one or more vacancies shall occur in the board of directors by reason of death, resignation or otherwise, except insofar as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may by a vote of the majority of the directors then in office elect a successor or successors for the unexpired term or terms.

        Section 4.    Meetings.    Meetings of the board of directors, annual, regular and special shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the board of directors or as may be specified in the notice of meeting. Regular meetings of the board of directors shall be held at such time as may from time to time be fixed by resolution of the board of directors, and no notice (other than the resolution) need be given as to any regular meeting. Special meetings may be held at any time upon the call of the Chairman, the President, any Vice President or the Secretary, or any two directors, by telephonic, telegraphic or written notice duly served on or sent or mailed to each director not less than 2 days before the meeting. An annual meeting of the board of directors may be held without notice immediately after, and at the same place as, the annual meeting of the stockholders. Meetings may be held at any time without notice if all the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

        Section 5.    Attendance by Communications Equipment.    Unless otherwise restricted by the Certificate of Incorporation or by the policies of the national exchange of which the Corporation's common stock is listed at that time, members of the board of directors or of any committee designated by the board may participate in a meeting of the board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear, and communicate with, each other. Participation in any meeting by such means shall constitute presence in person at such meeting.

        Section 6.    Presumption of Assent.    A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward his written dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

        Section 7.    Committees.    The board of directors may, in its discretion, by the affirmative vote of a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether he, she or they constitute a quorum may, unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member. Except as otherwise provided by law or these by-laws any committee, to the extent provided by resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. No committee shall have or exercise the powers and authority of the board of directors with respect to filing vacancies among the directors or in any committee of the directors, amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the by-laws, or, unless the resolution of the board of directors expressly so provides, declaring a dividend or authorizing the issuance of stock. A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any committee.

        Section 8.    Dividends and Reserves.    Subject to the laws of the State of Delaware and the Certificate of Incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders. The division of the whole or any part of funds legally available shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. The board of directors may set apart out of funds legally available for the payment of dividends a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment and discretion, increase, abolish, diminish and vary any reserve or reserves so set apart.

        Section 9.    Removal of Directors.    At any duly called and held special meeting of the stockholders, any director or directors (except any directors appointed and elected by certain holders of the Corporation's Series A Convertible Preferred Stock) may, by the affirmative vote of the holders of all the shares of stock outstanding and entitled to vote in an election of directors, be removed from office, either with or without cause; provided, however, that, if the stockholders of the corporation are entitled under the provisions of the Certificate of Incorporation to exercise cumulative voting rights in the election of directors, then no removal shall be effective if the holders of that proportion of the shares of stock outstanding and entitled to vote for an election of directors as could elect to the full board as then provided by these by-laws the director or directors sought to be removed shall vote against removal. The successor or successors to any director or directors so removed may be elected by the stockholders at the meeting at which removal was effectuated. The remaining directors may, to the extent vacancies are not filled by election by the stockholders, fill any vacancy or vacancies created by the removal.

        Section 10.    Informal Action.    Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of the committee, as the case my be, and such written consent is filed with the minutes of proceedings of the board or the committee.

        Section 11.    Audit Committee.

Organization

        The Board of Directors shall appoint an Audit Committee which shall consist of independent directors of the board and shall designate one member as chairperson. The composition and independence of the Audit Committee shall be defined by Section 121B of the Listing Standards, Policies and Requirements of The American Stock Exchange, (as such section may be amended from time to time) or the policies of the national exchange of which the Corporation's common stock is listed at that time and, pursuant to the applicable rules of the Securities and Exchange Commission. Such members of the Audit Committee shall be able to read and understand fundamental financial statements upon their appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certificate in accounting or any other comparable experience or background results in such individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, but, at a minimum, meet such standards as set forth in Section 121B(b) of the Listing Standards, Policies and Requirements of The American Stock Exchange, (as such section may be amended from time to time), the policies of the national exchange of which the Corporation's common stock is listed at that time and, pursuant to the applicable rules of the Securities and Exchange Commission. The Audit Committee may be modified from time to time by a simple majority vote of the board of directors.

        The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but not less than four times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the Independent Auditors annually. The majority of the members of the Audit Committee shall constitute a quorum. The chairperson of the Audit Committee shall report to the board at each formal meeting of the directors on the Audit Committee's activities and recommendations.

        The Audit Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assists it in the conduct of any investigation.

Statement of Policy

        Senior operating management of the Corporation, as overseen by the board of directors, is responsible for the Corporation's internal controls. The Audit Committee shall assist the Corporation's board members in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws and regulations. In addition, the Audit Committee shall review transactions involving the Corporation and its officers, directors, affiliates and significant shareholders. In so doing, the Audit Committee shall be responsible for maintaining open communication among board members, the independent auditors and the management of the Corporation.

Responsibilities

        In carrying out its responsibilities, the Audit Committee will:

  •
  Appoint, retain or dismiss the independent auditors to audit the financial statements of the Corporation and recommend to the Corporation's stockholders the ratification of such actions.

  •
  Pre-approve all audit and non-audit related work to be performed by, provide oversight of, and establish the compensation and ensure sufficient funding for, the independent auditors.

  •
  Review and discuss with the independent auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to interim periods.

  •
  Review and discuss the written statement from the outside auditor of the Corporation concerning any relationships between the independent auditor and the Corporation or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the independent auditor.

  •
  Review with the independent auditors and with the financial and accounting personnel the adequacy and effectiveness of the Corporation's internal controls and elicit any recommendations for improving the internal controls or particular areas where new or more detailed controls or procedures are desirable.

  •
  Review legal and regulatory matters that may have a material effect on the financial statements with management, the independent auditors and outside advisors.

  •
  Review and discuss with management and the independent auditors: (i) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and (ii) any transactions or course of dealing with parties related to the

    Corporation which transactions are material in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to any understanding of the Corporation's financial statements. Approve any transactions between the Company and any of its directors, officers or large shareholders.

  •
  Review and discuss with management and the independent auditors any material risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Corporation.

  •
  Review and discuss with management and the independent auditors the accounting policies which may be viewed as critical and review and discuss any changes in the accounting policies of the Corporation and accounting and financial reporting proposals that may have a material impact on the Corporation's periodic reports.

  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors and, if appropriate, recommend to the board that such financial statements be adopted for inclusion in the Corporation's annual report to stockholders.

  •
  Inquire of the independent auditors regarding their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosures. Also inquire of the auditors regarding their reasoning in accepting or questioning management's estimates, changes or proposed changes in accounting principles and disclosure practices management employs for new transactions or events. Resolve disagreements between management and the independent auditors regarding financial statement disclosure.

  •
  Provide that at all meetings of the Audit Committee, the independent auditors will meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial personnel and the cooperation received by the independent auditors during the course of the audit.

  •
  Consider whether Audit Committee members are provided with appropriate background information and training and, when necessary, seek such information and training from management or the independent auditors.

  •
  Submit the minutes of all meetings of the Audit Committee to the board.

  •
  Review the Corporation's proxy statement disclosure concerning the report of the Audit Committee and the independence of the members of the Audit Committee, include the Audit Committee charter as an exhibit to the Corporation's proxy statement at least once every three years (but not less than provided by Rule 101(a) of the Securities Exchange Act of 1934, as amended), review and reassess the adequacy of the Audit Committee charter on an annual basis and recommend any changes to the Audit Committee charter to the board.

  •
  Verify that the Corporation's auditors have reviewed the Corporation's financial information prior to filing the Corporation's quarterly reports.

  •
  Establish procedures and processes for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by the Corporation's employees regarding questionable accounting or auditing matters.

  •
  Engage, when necessary, independent counsel and other outside advisors to advise the Audit Committee.

        Section 12.    Compensation Committee.

Organization

        The compensation committee shall be composed of board members, the majority of which are independent of the management of the Corporation and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. The committee may be modified from time to time by a simple majority vote of the board of directors. The chair of the committee will report on the committee's activities and recommendations to the board at each full meeting of the directors.

Statement of Policy

        The Board of Directors of the Corporation is responsible for establishing, administering and reviewing compensation programs for the Corporation's executive and senior management. The compensation committee shall assist the Corporation's board members in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to such compensation programs and compliance with applicable laws and regulations. In so doing, the compensation committee shall be responsible for recommending compensation programs, including guidelines and policies and oversight of the administration of such programs.

Responsibilities

        In carrying out its responsibility, the compensation committee will:

  •
  Review and recommend to the board, or determine, the annual salary, bonus, stock options and other benefits, both direct and indirect, of the Corporation's senior executives.

  •
  Review new executive compensation programs and review, on a periodic basis, the operation of the Corporation's executive compensation programs to determine whether they are properly coordinated; establish and review policies for the administration of executive compensation programs; and take steps to modify any executive compensation programs that yield payment and benefits that are not reasonably related to executive performance.

  •
  Plan for executive development and succession.

  •
  Review expense accounts of executive management.

  •
  Review fringe benefits of executive management.

  •
  Review and recommend to the board, or determine, the compensation of directors.

ARTICLE IV
WAIVER OF NOTICE

        Whenever, by law, the Certificate of Incorporation or these by-laws, notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the date of the meeting, shall be deemed equivalent to notice. Attendance of a person at a meeting of the stockholders, the board of directors or any committee designated by the board of directors shall constitute a waiver of notice of the meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or any committee designated thereby need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these by-laws.

ARTICLE V
OFFICERS

        Section 1.    Number.    At its first meeting of the fiscal year, the board of directors shall elect a Chief Executive Officer, Chief Financial Officer, Treasurer and a Secretary and, from time to time, may elect a Chairman of the Board of Directors, one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and other officers, agents and employees as it may deem proper. Unless the Certificate of Incorporation otherwise provides, any number of offices may be held by the same person.

        Section 2.    Term and Removal.    The term of office of each officer shall be one year and until the officer's successor is elected, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the board of directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

        Section 3.    Chief Executive Officer.    The Chief Executive Officer shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation as the senior executive officer of the Corporation. The Chief Executive Officer shall have the authority to sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which require the Chief Executive Officer's signature, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some of the officers or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of the Corporation and such other duties as may be prescribed by the board of directors from time to time.

        Section 4.    The Chief Financial Officer.    The Chief Financial Officer shall be the chief financial officer of the Corporation and shall, subject to the direction and control of the board of directors and the Chief Executive Officer, in general supervise and control all of the financial operations of the Corporation. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, the board may designate the Chief Financial Officer to perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Chief Financial Officer may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which require the Chief Financial Officer's signature, except in case where the execution thereof shall be expressly delegated by the board of directors or by then by-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. In general, the Chief Financial Officer shall perform all duties incident to the office of chief Financial officer of the Corporation and such other duties as may be prescribed from time to time by the board of directors or the Chief Executive Officer.

        Section 5.    Vice Presidents.    Each Vice President shall perform such other duties as from time to time may be assigned to the Vice President by the Chairman, the Chief Executive Officer or the board of directors. The authority of Vice Presidents to sign in the name of the Corporation certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments shall be determined and fixed by the Chairman, Chief Executive Officer or the board of directors.

        Section 6.    Treasurer.    If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be elected in accordance with the provisions of these by-laws. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman, the Chief Executive Officer or the board of directors,

        Section 7.    Secretary.    The Secretary shall: (a) keep records of corporate action, including the minutes of meetings of the stockholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, (e) sign, with the Chairman, the Chief Financial Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman, the Chief Executive Officer or the board of directors.

        Section 8.    Assistant Treasurers and Assistant Secretaries.    The Assistant Treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The Assistant Secretaries as thereunto authorized by the board of directors may sign, with the Chairman, the Chief Executive Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The Assistant Treasurers and Assistant Secretaries in general shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, Chief Executive Officer or the board of directors.

ARTICLE VI
STOCK CERTIFICATES

        Section 1.    Form of Stock Certificates.    The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of fully-paid shares represented thereby and in such form, not inconsistent with the Certificate of Incorporation, as the board of directors may from time to prescribe.

        Section 2.    Execution and Issuance of Certificates of Stock.    Stock certificates shall be signed by the Chairman of the Board of Directors or the Treasurer and by a Vice President or the Secretary and be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. If any stock certificate is signed by a transfer agent or a registrar, other than the Corporation or its employees, the signatures of the Chairman, the Treasurer, a Vice President or the Secretary upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed, or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issuance.

        Section 3.    Transfer of Certificates of Stock.    Except as otherwise provided by the Certificate of Incorporation or these by-laws, any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary document.

        Section 4.    Fixing the Date for Determination of Stockholders.    To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights, in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. To determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix in advance a record date, which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. No record date shall precede the date upon which the resolution fixing such date is adopted by the board of directors. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

        Section 5.    Failure to Fix Record Date.    If no record date is fixed in accordance with Section 4 of this Article VI:

        (a)  The record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (b)  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to the place where the proceedings of the Corporation are recorded and the custodian of such proceedings. When prior action by the board of directors is required by law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

        (c)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 6.    Lost, Stolen or Destroyed Stock Certificates.    No stock certificate representing shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon delivery to the Corporation of such evidence as the board of directors may in its discretion require. The board of directors may also require a bond to be delivered to the Corporation upon such terms and secured by such surety as the board shall deem fit.

        Section 7.    Transfer Agent and Registrar.    The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars and may require all stock certificates to bear the signature or signatures of any of them.

        Section 8.    Examination of Books by Stockholders.    The board shall have power to determine from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as otherwise, and only to the extent, provided by law.

ARTICLE VII
INTEREST OF DIRECTORS OR OFFICERS
IN CERTAIN TRANSACTIONS

        Section 1.    Action or Criteria Required.    No contract or transaction between the Corporation, and one or more of its directors or officers, and no contract or transaction between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because the vote of an interested directors is counted for such purpose, if:

          (1)  the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or are known to the Audit Committee of the board of directors and the board of directors and both the Audit Committee and the board of directors in good faith authorize the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2)  the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3)  the contract or transaction is fair as to the Corporation as to the time it is authorized, approved or ratified, by the board of directors and the Audit Committee thereof, or the stockholders.

        Section 2.    Effect of Quorum.    Common or interested directors may be counted in determining the presence of a quorum at any meeting of the board of directors or of a committee thereof.

ARTICLE VIII
INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 1    Right to Indemnification.    (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these By-laws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided that any standard of conduct applicable to whether a director or officer may be indemnified shall be equally applicable to an employee or agent under this Article VIII. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or cross-claim, unless the proceeding was authorized by the Board of Directors.

          (b)  For purposes of this Article VIII: (i) any reference to "other enterprise" shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities ("employee benefit plans"); (ii) any reference to "fines", "penalties", "liability" and "expenses" shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (iv) any reference to serving at the request of the Corporation as a director or officer of a partnership or trust shall include service as a partner or trustee; and (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" for purposes of this Article VIII.

        Section 2    Prepayment of Expenses.    The Corporation shall pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise.

        Section 3    Claims.    If a claim for indemnification or payment of expenses under this Article VIII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        Section 4    Non-Exclusivity of Rights.    The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 5    Other Indemnification.    The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

        Section 6    Amendment or Repeal.    Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX
FISCAL YEAR

        The fiscal year of the Corporation shall be as determined by the board of directors of the Corporation. In the absence of such determination, the fiscal year of the Corporation shall be the calendar year.

ARTICLE X
CORPORATE SEAL

        The board of directors may provide a suitable seal, including duplicates thereof, containing the name of the Corporation.

ARTICLE XI
AMENDMENTS

        These by-laws shall be subject to alteration, amendment or repeal, and new by-laws, not inconsistent with any provision of law or the Certificate of Incorporation may be made, either by the affirmative vote of a majority of the whole board of directors at any meeting therefor or, if the power to make, amend, alter or repeal the by-laws shall not have been granted to the board of directors in the Certificate of Incorporation, by the affirmative vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at any annual or special meeting and entitled to vote thereat, a quorum being present. Notice of this proposal to make, alter, amend or repeal the by-laws of the Corporation shall be included in the notice of such meeting of the board of directors or of the stockholders, as the case may be.

QuickLinks

  Exhibit 3.3